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                                                                                        EXHIBIT 21
                           SUBSIDIARIES OF THE SOUTHLAND CORPORATION
                           (Wholly owned unless indicated otherwise)
                                                                                   JURISDICTION OF
ACTIVE:                                                                              INCORPORATION
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
Bawco Corporation_____________________________________________________________________________Ohio
Brazos Comercial E Empreendimentos Ltda. (a)________________________________________________Brazil
Cityplace Center East Corporation____________________________________________________________Texas
HDS Sales Corporation (b)____________________________________________________________________Texas
Melin Enterprises, Inc. (c)_______________________________________________________________Colorado
Phil-Seven Properties Corporation (d)__________________________________________________Philippines
Puerto Rico - 7, Inc. (e)______________________________________________________________Puerto Rico
Sao Paulo-Seven Comercial, S.A. (f)_________________________________________________________Brazil
7-Eleven Beverage Company, Inc.______________________________________________________________Texas
7-Eleven Comercial Ltda. (g)________________________________________________________________Brazil
7-Eleven Mexico, S.A. de C.V. (h)___________________________________________________________Mexico
7-Eleven of Idaho, Inc. (b)__________________________________________________________________Idaho
7-Eleven of Massachusetts, Inc. (b)__________________________________________________Massachusetts
7-Eleven of Nevada, Inc.__________________________________________________________________Delaware
7-Eleven of Virginia, Inc.________________________________________________________________Virginia
7-Eleven Sales Corporation (b)_______________________________________________________________Texas
Small Shops Holding A/S (I)_________________________________________________________________Norway
Subsidiaries of Small Shops Holding A/S:
         1. Small Shops Danmark A/S (active) (j)___________________________________________Denmark
         2. Small Shops Norge A/S (active)   (j)____________________________________________Norway
         3. Small Shops Sverige AB  (active) (j)____________________________________________Sweden
                   Naroppet AB  (inactive sub of Small Shops Sverige AB) (k)_______________Sweden
Southland Canada, Inc. (l)__________________________________________________________________Canada
Southland International, Inc._______________________________________________________________Nevada
Southland International Investment Corporation N.V. (l)_______________________Netherlands Antilles
Southland Sales Corporation__________________________________________________________________Texas
TSC Lending Group, Inc.______________________________________________________________________Texas
Valso, S.A. (m)_____________________________________________________________________________Mexico
    Subsidiary (active) of Valso, S.A.: 7-Eleven Mexico, S.A. de C.V. (h)___________________Mexico

INACTIVE:
Lavicio's, Inc._________________________________________________________________________California
MTA CAL, Inc.___________________________________________________________________________California
7-Eleven, Inc._______________________________________________________________________________Texas
7-Eleven Limited____________________________________________________________________United Kingdom
7-Eleven Pty. Ltd. (n)___________________________________________________________________Australia
7-Eleven Stores (NZ) Limited (o)_______________________________________________________New Zealand
SLC Financial Services, Inc._________________________________________________________________Texas
The Seven Eleven Limited (p)_____________________________________________________________Hong Kong

TITLE HOLDING COMPANY:
The Southland Corporation Employees' Savings and Profit Sharing Plan Title
Holding Corporation (q)______________________________________________________________________Texas
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                                       Tab 7


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FOOTNOTES:
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
(a)    2,248,800 quotas (almost 100%) owned by Southland International Investment Corporation
       N.V. (a wholly owned subsidiary of Southland International, Inc., a wholly owned subsidiary of The Southland Corporation), and remaining 10 quotas owned by The Southland
       Corporation

(b)    100% owned by Southland Sales Corporation (a wholly owned subsidiary of The Southland
       Corporation)

(c)    100% owned by Bawco Corporation (a wholly owned subsidiary of The Southland Corporation)

(d)    4.63% owned by The Southland Corporation, and remaining 95.37% owned by various investors

(e)    59.07% owned by The Southland Corporation, and remaining 40.93% owned by group of investors in Puerto Rico

(f)    as of 6-30-96, 1.69% owned by The Southland Corporation, 98.25% owned by Super Trade,
       Ltd., and remaining .06% owned by other investors; Southland has options to purchase up to
       49% of this affiliate until 1-97

(g)    15,999 quotas (almost 100%) owned by The Southland Corporation, and remaining 1 quota owned by 7-Eleven of Nevada, Inc. (a wholly owned subsidiary of The Southland Corporation)

(h)    99.965% of Series A shares owned by Valso, S.A., and remaining .035% owned by Casa Chapa,
       S.A.; 100% of Series B shares owned by Valso, S.A.

(I)    7.62% owned by The Southland Corporation, and remaining 92.38% owned by various investors
       (based on Class A common shares only)

(j)    owned by Small Shops Holding A/S

(k)    owned by Small Shops Sverige AB

(l)    100% owned by Southland International, Inc. (a wholly owned subsidiary of The Southland
       Corporation)

(m)    49% owned by The Southland Corporation, and remaining 51% owned by Valores Corporativos,
       S.A.

(n)    50% owned by David Anthony Walsh, and remaining 50% owned by Anthony Peter John Kelly, for the benefit of Southland

(o)    99% owned by The Southland Corporation, and remaining 1% owned jointly by Southland's local counsel, Bruce Nelson Davidson and Anthony Francis Segedin

(p)    99.9% owned by The Southland Corporation, and remaining .1% owned by Wilgrist Nominees
       Limited, Southland's agent in Hong Kong

(q)    This company was established by The Southland Corporation Employees' Savings and Profit
       Sharing Plan to hold title to properties under tax code Section 501(c)(25).  As of
       November 15, 1991, U.S. Trust Company of California, N.A. was appointed as trustee for The
       Southland Employees' Trust and The Southland Corporation Employees' Savings and Profit
       Sharing Plan and assumed all responsibility for this company.
                                         2
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